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                                                                    EXHIBIT 99.2

                       FIDELITY NATIONAL FINANCIAL, INC.
                             17911 VON KARMAN AVE.
                            IRVINE, CALIFORNIA 92614
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 24, 1998

TO THE STOCKHOLDERS OF FIDELITY NATIONAL FINANCIAL, INC.:

     A Special Meeting of Stockholders of Fidelity National Financial, Inc., a Delaware corporation ("Fidelity"), will be held on Tuesday, February 24, 1998, at 10:00 a.m., local time, at The Irvine Marriott Hotel, located at 18000 Von Karman Avenue, Irvine, California 92612, (the "Special Meeting"), for the following purposes:

          1. To consider and vote upon a proposal to approve the issuance of shares of Fidelity Common Stock pursuant to the merger (the "Merger") of Granite Acquisition Corp., a wholly-owned subsidiary of Fidelity ("Merger Sub"), with and into Granite Financial, Inc. ("Granite"), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of November 17, 1997 (the "Merger Agreement"), by and among Fidelity, Granite and Merger Sub; and

          2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Only holders of record of Fidelity Common Stock at the close of business on January 15, 1998 are entitled to notice of, and will be entitled to vote at, the Special Meeting or any adjournment or postponement thereof. Approval of the issuance of shares of Fidelity Common Stock pursuant to the Merger requires the affirmative vote of the holders of a majority of the shares of Fidelity Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereat.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ M'LISS JONES KANE
                                          -----------------------------------
                                              M'Liss Jones Kane
                                              Secretary

Irvine, California
January 16, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.